CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Disclosure of Nonpublic Holdings", "Other Service Providers" and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference and use of our report dated December 29, 2015, on the financial statements and financial highlights of American Beacon Balanced Fund, American Beacon Large Cap Value Fund, American Beacon Mid-Cap Value Fund, American Beacon Small Cap Value Fund, American Beacon International Equity Fund, and American Beacon Retirement Income and Appreciation Fund, as of and for the periods ended October 31, 2015, in the Registration Statement (Form N-1A) of the American Beacon Funds, which is filed with the Securities and Exchange Commission in the Post-Effective Amendment No. 249 to the Registration Statement under the Securities Act of 1933 (File No. 033-11387).

/s/ Ernst & Young LLP

Dallas, Texas

February 22, 2016